As filed with the Securities and Exchange Commission on August 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Silvercrest Asset Management Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-5146560
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 38th Floor

New York, New York 10019

(212) 649-0600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Equity Incentive Plan

(Full Title of the Plans)

Scott A. Gerard, Chief Financial Officer

Silvercrest Asset Management Group Inc.

1330 Avenue of the Americas, 38th Floor

New York, New York

(212) 649-0624

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christina E. Melendi

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Tel: (212) 705-7814

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock (par value $0.01 per share) under the 2012 Equity Incentive Plan	1,687,500	$13.95	$23,497,325	$3205.04

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2012 Equity Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s Class A common stock.
(2)	The proposed maximum offering price of $13.95 per share, which is the average of the high and low price of the Registrant’s Class A common stock as reported on the Nasdaq Global Market on July 30, 2013, is set forth solely for the purpose of calculating the fee in accordance with Rules 457(c) and (h).

PART I

Information Required in the Section 10(a) Prospectus

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s prospectus filed on June 26, 2013 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-188005), which contains audited financial statements for the Registrant’s and its predecessor’s latest fiscal year and latest fiscal quarter for which such statements have been filed;

(b)	The Registrant’s current report on Form 8-K filed with the Commission on July 12, 2013; and

(c)	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35733) filed with the Commission on June 26, 2013, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

The Second Amended and Restated Certificate of Incorporation, as amended, of the Registrant eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s Amended and Restated By-laws and Second Amended and Restated Certificate of Incorporation, as currently in effect, provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law and provide for the payment of expenses in connection with an indemnity claim. In addition, the Registrant’s Amended and Restated By-laws authorize the Registrant to purchase and maintain insurance to protect itself and any of its directors, officers, employees or agents, or another business entity, against any expense, liability, or loss, regardless of whether it would have the power to indemnify such person under its by-laws or Delaware law. The Registrant currently carries liability insurance for its directors and officers.

The indemnification provisions in the Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The foregoing summaries are necessarily subject to the complete text of the DGCL, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws referred to above and are qualified in their entirety by reference thereto.

See also the undertakings set forth in response to Item 9 hereof.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Second Amended and Restated Certificate of Incorporation of Silvercrest Asset Management Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 188005)).

4.2	Amended and Restated By-laws of Silvercrest Asset Management Group Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-188005)).

4.3	Silvercrest Asset Management Group Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-188005)).

5.1	Opinion of Bingham McCutchen LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Fulvio & Associates, LLP.

23.4	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page hereto).

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York State of New York, on this 2nd day of August 2013.

SILVERCREST ASSET MANAGEMENT GROUP INC.

By:	/s/ Scott. A. Gerard
Name:	Scott A. Gerard
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott A. Gerard and G. Moffett Cochran, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Moffett Cochran G. Moffett Cochran	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	August 2, 2013

/s/ Scott A. Gerard Scott A. Gerard	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2013

/s/ Richard R. Hough III Richard R. Hough III	President, Chief Operating Officer and Director	August 2, 2013

/s/ Richard S. Pechter Richard S. Pechter	Director	August 2, 2013

/s/ Winthrop B. Conrad, Jr. Winthrop B. Conrad, Jr.	Director	August 2, 2013

/s/ Wilmott H. Kidd III Wilmott H. Kidd III	Director	August 2, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Second Amended and Restated Certificate of Incorporation of Silvercrest Asset Management Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-188005)).

4.2	Amended and Restated By-laws of Silvercrest Asset Management Group Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-188005)).

4.3	Silvercrest Asset Management Group Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-188005)).

5.1	Opinion of Bingham McCutchen LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Fulvio & Associates, LLP.

23.4	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page hereto).